SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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                                   May 4, 2000

                Date of Report (Date of earliest event reported)


                            U.S. ENERGY SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


   Delaware                     0-10238                     52-1216347
(State or other               (Commission                (I.R.S. Employer
jurisdiction of               File Number)               Identification No.)
Incorporation)

515 N. Flagler Drive, Suite 702, West Palm Beach, Florida      33401
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code: (561) 820-9779


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Item 5.           Other Events

         In May 2000, we adopted the 2000 Executive Incentive Compensation Plan (the "Incentive Plan") and the 2000 Executive Bonus Plan (the "Bonus Plan") (the Incentive Plan and Bonus Plan are collectively referred to herein as the "Plans"). The adoption of these plans is subject to the approval of our stockholders. We also elected Lawrence I. Schneider ("Schneider"), to serve as our Chief Executive Officer (he had been serving in this capacity on a temporary basis after the death of Richard Nelson, our former CEO) and Goran Mornhed ("Mornhed") to serve as our President and Chief Operating Officer. At the same time, we entered into employment agreements with Messrs. Schneider and Mornhed, authorized their participation in the Bonus Plan pursuant to which cash bonuses may be awarded under certain conditions if we develop or acquire profitable Eligible New Businesses (as defined below) and granted them, subject to vesting based on the passage of time or the Company's performance, options (the "Options") to acquire an aggregate of 3.5 million shares of our common stock (the "Common Stock") at a weighted average exercise price of approximately $3.57 per share. We believe that the Bonus Plan and the Options are appropriate incentives for Messrs. Mornhed and Schneider as these incentives are designed to more closely align their interests with the interests of our stockholders.

Incentive Plan

         The Incentive Plan provides for grants of stock options, stock appreciation rights, restricted stock, deferred stock, other stock related awards and performance or annual incentive awards that may be settled in cash, stock or other property (collectively, the "Awards") to our officers, directors, employees and independent contractors. The total number of shares of our common stock that may be subject to Awards under the Incentive Plan is 10,000,000 shares plus the number of shares with respect to which Awards previously granted under this plan that terminate without being exercised, expire, are forfeited or canceled and the number of shares that are surrendered in payment of any Awards or any tax withholding requirements.

Bonus Plan

         The Bonus Plan is designed to reward Schneider and Mornhed for developing and/or acquiring Eligible New Businesses (as defined below) which are profitable (as calculated in accordance with the Bonus Plan on an aggregate basis) and which become more profitable over time (as calculated in accordance with the Bonus Plan on an aggregate basis). The Bonus Plan awards these participants (i) an annual cash bonus of two percent (2%) of the aggregate Economic Profit (as described below) for all Eligible New Businesses (as described below) for the applicable year during the applicable Bonus Period (i.e., generally, the five year period commencing when the Eligible New Business is acquired or, if developed, when it begins commercial operations) and (ii) an annual cash bonus of 12.5% of the aggregate Improvement in Economic Profit (as described below) respecting Eligible New Businesses for the applicable year in the applicable Bonus Period.

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         Economic  Profit  generally  refers  to  the  operating  income  of the
Eligible New Businesses as adjusted to exclude certain items (including without limitation, depreciation and amortization expenses and unusual or extraordinary items of gain or loss) minus the Capital Charge (i.e., a charge for the incremental cost of capital used in the Eligible New Businesses, as such cost is calculated in accordance with the Bonus Plan) for the Eligible New Businesses in the applicable Plan Year (i.e., generally, our fiscal year for financial accounting reporting purposes).

         Eligible New Business generally refers to any new business activity in which we engage either through the acquisition or development of a new business while we employ the participant.

         Improvements in Economic Profit with respect to a Plan Year refers to the amount by which the aggregate Economic Profit with respect to the Eligible New Businesses is more than the greater of (i) zero or (ii) the aggregate Economic Profit for such Eligible New Businesses for the prior year.

         We have the right to defer these bonuses (but for not more than two years and such deferred bonus bears interest at the rate of 16% per annum, compounded annually) if our earnings before interest, taxes, depreciation and amortization less our regularly scheduled long term debt is less than the bonuses to be paid in a particular Plan Year pursuant to the Bonus Plan. Amounts payable to any participant pursuant to the Bonus Plan may not exceed $1.2 million (the "Cap") in any Plan Year. Amounts that are unpaid due to this Cap are deferred and paid in the following Plan Year (without interest), subject to the Cap; our obligation to pay (and the employee's right to receive) bonuses that are unpaid because of the Cap ends after the fifth full Plan Year after which such bonus was earned.

Employment Agreements with Schneider and Mornhed

         In May 2000, we entered into employment agreements with each of Schneider and Mornhed (each, an "Employment Agreement" and collectively, the "Employment Agreements"). The Employment Agreements provide that for the five years commencing May 10, 2000 (subject to earlier termination upon the occurrence of certain events and to automatic renewal for successive one year periods at the expiration of the initial term), Schneider is to serve as our Chief Executive Officer and Mornhed is to serve as our President and Chief Operating Officer. Schneider is required to devote such time to our business as is reasonably necessary to perform his duties under his Employment Agreement and Mornhed is required to perform his duties on a substantially full time basis. Each Employment Agreement provides for an annual base salary of $180,000 (subject to upward adjustment in the discretion of our board of directors), the right to participate in fringe benefit programs we currently maintain and that we make generally available to our senior executives, the use of an automobile (or a car allowance in lieu thereof), life and disability insurance, the grant to each of these employees of ten year non-qualified stock options
(collectively, the "Options") to acquire, subject to vesting based on the passage of time or the Company's performance, up to 1.75 million shares of Common Stock at exercise prices ranging from $3.00 to $4.00 per share) and to participate in the Bonus Plan. The Employment

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Agreements  further  provide that each of Schneider and Mornhed will receive the same total compensation (including both each element of total compensation and the total compensation), that is paid to the other (or the other's successor).

         The foregoing are summaries of these Options, Plans and Employment Agreements. We recommend that you read these documents in their entirety. Copies of these documents are filed as exhibits to this Current Report on Form 8-K.


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Item 7.           Exhibits

Exhibit
Number            Title of Exhibit

10.1 Employment Agreement dated as of May 10, 2000 by and between the Company and Lawrence Schneider (excluding Exhibit A thereto which is filed herewith as Exhibit 10.4 and Exhibit B thereto, which is filed herewith as Exhibits 10.5 and 10.6).

10.2 Employment Agreement dated as of May 10, 2000 by and between the Company and Goran Mornhed (excluding Exhibit A thereto which is filed herewith as Exhibit 10.4 and Exhibit B thereto, which is filed herewith as Exhibits 10.7, 10.8 and 10.9).

10.3              2000 Executive Incentive Compensation Plan

10.4              2000 Executive Bonus Plan

10.5 Stock Option Agreement between the Company and Lawrence Schneider with respect to 750,000 shares of Common Stock.

10.6 Stock Option Agreement between the Company and Lawrence Schneider with respect to 1,000,000 shares of Common Stock.

10.7 Stock Option Agreement between the Company and Goran Mornhed with respect to 187,500 shares of Common Stock.

10.8 Stock Option Agreement between the Company and Goran Mornhed with respect to 562,500 shares of Common Stock.

10.9 Stock Option Agreement between the Company and Goran Mornhed with respect to 1,000,000 shares of Common Stock.



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                                    SIGNATURE



                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 U.S. ENERGY SYSTEMS, INC.

                                /s/Seymour J. Beder
                                   ----------------
                                   Seymour J. Beder
                                   Chief Financial Officer
                                   (Principal Financial and Accounting Officer)




Dated:  July 21, 2000